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                                                                   Exhibit 99.1

                HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                            DEBT SECURITIES RATING

                                              At December 31, 2001
                                        ---------------------------------
                                         Standard    Moody's
                                         & Poor's   Investors
                                        Corporation  Service  Fitch, Inc.
                                        ----------- --------- -----------
       Household Finance Corporation
          Senior debt..................       A         A2          A
          Senior subordinated debt.....      A-         A3         A-
          Commercial paper.............     A-1        P-1        F-1
       Household Bank (Nevada), N.A.(1)
          Senior debt..................       A         A2          A
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(1) On July 1, 2002, Household Bank (Nevada), N.A. was merged with and into
    Household Bank (SB), N.A.